UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2012

LA JOLLA PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4370 La Jolla Village Drive, Suite 400, San Diego, California 92122

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 452-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 9, 2012, La Jolla Pharmaceutical Company (the “Company”) reported that since November 14, 2011, it had converted approximately 67 shares of Series C-12 Convertible Preferred Stock, $0.0001 par value per share (the “Series C-12 Preferred”), into 3,457,692 shares of common stock, $0.0001 par value per share (the “Common Stock”). The Common Stock was issued upon conversion of the outstanding Series C-12 Preferred and was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) of the Securities Act. Following these conversions, the Company had a total of 4,249,105 shares of Common Stock issued and outstanding.

As a result of the adjustment that followed the Company’s recent 1-for-100 reverse stock split, the Series C-12 Preferred is convertible into Common Stock at a rate of 213,083 shares of Common Stock for each share of Series C-12 Preferred, subject to a weekly conversion cap as described in our Current Report on Form 8-K filed on January 20, 2012, as well as a limitation that each holder may only convert such shares of Series C-12 Preferred into Common Stock to the extent that after such conversion such holder owns less than 9.999% of the Company’s issued and outstanding Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

Date: March 9, 2012	By:	/s/ George Tidmarsh
	Name:	George Tidmarsh
	Title:	President and Chief Executive Officer